May 19, 1997
Teachers Insurance and Annuity Association
  of America
730 Third Avenue
New York, NY  10017

			Re:    Amendment to Note Purchase Agreement

Gentlemen:

	Reference is made to that certain Note Purchase
Agreement dated as of August 30, 1995, as amended and supplemented from time to time (the "Note Agreement" by and among John B. Sanfilippo & Son, Inc. (the "Company") and
Teachers Insurance and Annuity Association of America
("Teachers").

	The Company has advised Teachers that it desires to change its fiscal year for accounting purposes to a fiscal year ending on the last Thursday of June for fiscal years commencing on and after January 1, 1997, and to amend the Note Agreement to reflect such change in the Company's fiscal year.

	Accordingly, this will confirm the mutual understanding and agreement of the parties that for fiscal years commencing on and after January 1, 1997, the Company's fiscal year end shall be the last Thursday of June of each such year which change in fiscal year is hereby consented to by Teachers.

	Except as amended hereby, the Note Agreement shall remain unchanged and in full force and effect. In order to confirm your agreement with the foregoing, please execute the acknowledgement in the place indicated below.

                                            Very truly yours,

                                            JOHN B. SANFILIPPO & SON, INC.




                                              By: /s/ Gary P. Jensen
                                                  ---------------------
                                           Title: Executive Vice President,
                                                  Finance and Chief Financial
                                                  Officer

Acknowledged and agreed to:                TEACHERS INSURANCE AND
                                           ANNUITY ASSOCIATION OF AMERICA


                                              By:  /s/ Nancy F. Heller
                                                   ----------------------
                                           Title:  Managing Director